THE BANK OF NEW YORK
CORPORATE TRUST AND AGENCY SERVICES
101 BARCLAY STREET
NEW YORK, NEW YORK 10286

CWMBS, INC.
MORTGAGE PASS-THROUGH CERTIFICATES
SERIES 1996-J

STATEMENT TO CERTIFICATEHOLDERS PREPARED PURSUANT TO SECTION 4.04 OF THE POOLING AIND SERVICING AGREEMENT DATED MARCH 1, 1996
CUSIP #126691                             Distribution Date          11/25/96

                                                     SINGLE               TOTAL
Reduction of the Stated Amount of               CERTIFICATE              AMOUNT
Certificates
Class A-1 Certificates              YH1        $25.66657340         $751,286.27
Class A-2 Certificates.             YJ7         $0.00000000               $0.00
Class A-3 Certificates.             YK4         $0.00000000               $0.00
Class A-4 Certificates.             YL2         $0.00000000               $0.00
Class A-5 Certificates.             YM0         $0.00000000               $0.00
Class A-6 Certificates.             YN8         $0.00000000               $0.00
Class A-7 Ccntificates.             YP3         $0.00000000               $0.00
Class A-8 Certificates.             YQ1         $0.00000000               $0.00
Class A-9 Certificates.             YR9         $0.00000000               $0.00
Class A-10 Certificates.            YS7        $19.99689236         $341,493.76
Class A-11 Certificates.            YT5         $0.00000000               $0.00
Class PO  Certificates.             YV0         $0.80806879             $198.05
Class A-R Ccriificatcs.             YU2         $0.00000000               $0.00
Class X Ccrtificates                YW8         $0.00000000               $0.00
Class B-1 Certificates.             YX6         $0.54930218           $4,242.81
Class B-2 Certificates.             YY4         $0.54930088           $2,121.40
Class B-3 Ccrtificatcs.             YZ1         $0.54929992           $1,326.01
Class B-4 Certificates.             N/A         $0.54930249             $795.39
Class B-5 Certificates.             N/A         $0.54930052             $212.03
Class B-6 Certificates.             N/A         $0.54930170             $583.72

                                            Total                   1,102,259.44


Aggregate amount of any Principal                                    $997,663.56
Prepayments

                                                SINGLE              TOTAL
Amounts distributed representing interest    CERTIFICATE            AMOUNT
Class A-1 Certificates.                           $5.42560486       $158,812.88
Class A-2 Certificates.                           $6.16666652       $143,128.33
Class A-3 Certificates.                           $6.35416649       $121,745.83
Class A-4 Certificates.                           $6.35416695        $56,329.69
Class A-5 Certificates.                           $6.35416637        $89,295.10
Class A-6 Certificates.                           $6.35416700        $63,541.67
Class A-7 Ceriificatts.                           $6.35416650        $64,342.29
Class A-8 Certificates.                           $0.12083350         $2,416.67
Class A-9 Certificates.                           $6.16666650       $123,333.33
Class A-10 Certificates.                          $7.09218967       $121,297.72
Class A-11 Certificates.                          $6.35416687       $153,605.63
Class PO Certificates.                            $0.00000000             $0.00
Class A-R Certificates.                           $7.30000000             $0.73
Class X Certificates.                             $0.96480558       $179,991.55
Class B-1 Certificates.                           $6.34733687        $49,026.83
Class B-2 Certificates.                           $6.34733558        $24,513.41
Class B-3 Certificates.                           $6.34733637        $15,322.47
Class B-4 Certificates.                           $6.34733425         $9,190.94
Class B-5 Certificates.                           $6.34733161         $2,450.07
Class B-6 Certificates.                           $6.34733673         $6,745.05

                                          Total                     1,385,090.19



Amount of shortfall which is less than the full amount that would be disbributed:

              Principal                 $0.00
              Interest                  $0.00


                                                          ORIGINAL             SINGLE            TOTAL
Stated Amount of Certificates after this                  BALANCE           CERTIFICATE          AMOUNT
Distribution Date
Class A-1 Certificates.                                   29,271,000.00       $904.43710772  $26,473,778.58
Class A-2 Certificates.                                   23,210,000.00     $1,000.00000000  $23,210,000.00
Class A-3 Certificates.                                   19,160,000.00     $1,000.00000000  $19,160,000.00
Class A-4 Certificates.                                    8,865,000.00     $1,000.00000000   $8,865,000.00
Class A-5 Certificates.                                   14,053,000.00     $1,000.00000000  $14,053,000.00
Class A-6 Certificates.                                   10,000,000.00     $1,000.00000000  $10,000,000.00
Class A-7 Ceriificatts.                                   10,126,000.00     $1,000.00000000  $10,126,000.00
Class A-8 Certificates.                                   20,000,000.00     $1,000.00000000  $20,000,000.00
Class A-9 Certificates.                                   20,000,000.00     $1,000.00000000  $20,000,000.00
Class A-10 Certificates.                                  17,103,000.00       $925.65840613  $15,831,535.72
Class A-11 Certificates.                                  24,174,000.00     $1,000.00000000  $24,174,000.00
Class PO Certificates.                                       245,090.52       $997.42062647     $244,458.34
Class A-R Certificates.                                          100.00     $1,000.00000000         $100.00
Class X Certificates.                                    186,557,327.00       $978.12418742  $182,476,233.88
Class B-1 Certificates.                                    7,724,000.00       $998.37577162   $7,711,454.46
Class B-2 Certificates.                                    3,862,000.00       $998.37577421   $3,855,727.24
Class B-3 Certificates.                                    2,414,000.00       $998.37577465   $2,410,079.12
Class B-4 Certificates.                                    1,448,000.00       $998.37577348   $1,445,648.12
Class B-5 Certificates.                                      386,000.00       $998.37575130     $385,373.04
Class B-6 Certificates.                                    1,062,658.29       $998.37577139   $1,060,932.29


                                                                                      Total  $189,007,086.91

The  Pool  Stated  Principal  Balance  for  the  following   Distribution  Date:
$189,007,086.91


Senior Percentage for the following Distribution Date           90.94543333751%
Subordinated Percentage for the following                         9.0545666249%
Distribution Date


Amount of the Master Servicing Fees paid to or retained by the      $59,768.68
Master Servicer with respect to such Distribution Date


Pass-Through Rate for each such Class of
Certificates
Class A-1 Certificates.                                               7.00000%
Class A-2 Certificates.                                               7.40000%
Class A-3 Certificates.                                               7.62500%
Class A-4 Certificates.                                               7.62500%
Class A-5 Certificates.                                               7.62500%
Class A-6 Certificates.                                               7.62500%
Class A-7 Ceriificatts.                                               7.62500%
Class A-8 Certificates.                                               0.00000%
Class A-9 Certificates.                                               7.40000%
Class A-10 Certificates.                                              9.00000%
Class A-11 Certificates.                                              7.62500%
Class PO Certificates.                                                0.00000%
Class A-R Certificates.                                               8.76000%
Class X Certificates.                                                 0.00000%
Class B-1 Certificates.                                               7.62500%
Class B-2 Certificates.                                               7.62500%
Class B-3 Certificates.                                               7.62500%
Class B-4 Certificates.                                               7.62500%
Class B-5 Certificates.                                               7.62499%
Class B-6 Certificates.                                               7.62500%

Amount of Advances included in the distribution on this             $17,343.34
Distribution Date
Aggregate amount of Advances outstanding as of the close of         $20,743.44
business on such Distribuiton Date


A. The number and aggregate principal amounts of Mortgage Loans delinquent

                        30 to 59 days                     8       $1,716,319.53
                        60 to 89 days                     4         $402,032.70
                        90 or more                        0               $0.00

B. The number and aggregate principal amounts of Mortgage Loans in foreclosure

                                      In foreclosure      0               $0.00


Loan number and Stated  Principal  Balance for any Mortgage  loan that became an
REO Property during the preceding calendar month.         0               $0.00

Total number and principal balance of any REO Properties as of the close of business on the Determination Date preceding such Distribuiton Date.
                                                                           $0.00

Senior Prepayment Percentage for following Distribution Date        100.00000/%.


Aggregate amount of Realized Losses incurred during preceding month        $0.00
Aggregate amount of Realized Losses through Distribution Date              $0.00

Special Hazard Loss Coverage Amount                                $1,909,672.00
Required Fraud Loss Coverage                                       $5,793,115.00
Current Bankruptcy Coverage                                          $125,000.00